Exhibit 99.1

Lattice Business Update

December 16, 2004

BUSINESS UPDATE STATEMENT Q4 2004

•                  Due to subdued industry conditions, quarterly revenue is expected to decline to between $48 and $50 million;

•                  Gross margin percentage is expected to be approximately flat;

•                  Total operating expenses are expected to be approximately flat;

•                  Intangible asset amortization is expected to be approximately $5.8 million; and

•                  Other Income is expected to be approximately $1 million.

The foregoing statements are forward-looking statements within the meaning of the Federal Securities laws. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for our new products,our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. For further description of these risks please refer to our current documents on file with the SEC.